EXHIBIT 99

                                                                 NEWS RELEASE
                                                                    Contacts:
                                Investor: Patrick Fossenier   1+ 650-378-5353
                              News Media: Gary Frantz         1+ 650-378-5335



              CON-WAY INC. ANNOUNCES SENIOR MANAGEMENT CHANGES



  KEVIN C. SCHICK NAMED VICE PRESIDENT, OPERATIONAL ACCOUNTING; STEPHEN L.

 BRUFFETT JOINS COMPANY AS SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


SAN MATEO, Calif.-August 14, 2008- Con-way Inc. (NYSE: CNW) announced today the following changes for its corporate finance and accounting organization.



Kevin C. Schick has been named to the new position of Vice President,

Operational Accounting.  In his new role, Mr. Schick becomes responsible for directing corporate financial reporting, business unit accounting and regulatory financial compliance activities.  He had been the company's senior vice president and chief financial officer.



"Kevin Schick's contributions over more than 25 years as an executive have been instrumental to the success and financial integrity of the Con-way organization," said Douglas W. Stotlar, Con-way's President and CEO. "His insights and continued leadership in this new role will strengthen our corporate governance and compliance practices, and our management of the increasingly complex financial reporting responsibilities we face in today's regulatory environment."



Joining Con-way as its new senior vice president and chief financial officer is Stephen L. Bruffett. A 16-year veteran of the freight transportation industry, Mr. Bruffett comes from YRC Worldwide, a national trucking concern,

where he was chief financial officer since late 2007.



"Stephen Bruffett is a seasoned transportation executive whose business career has spanned leadership roles in finance, treasury, tax, mergers and acquisitions, field operations, sales and marketing and financial planning and analysis," said Stotlar. "He is highly respected in the financial community and holds a well-earned reputation as a skilled manager with broad knowledge and expertise in our industry."



A graduate of the University of Arkansas, Mr. Bruffett earned his bachelor's degree in finance and banking in 1986. After working as a stock broker in

Dallas, he returned to school, earning his MBA from the University of Texas in 1990.  He started his trucking industry career in 1992 as director of

Finance for American Freightways in his hometown of Harrison, Arkansas. Six years later Mr. Bruffett was recruited into the YRC organization as director of financial planning and analysis for the then-Yellow Freight unit. Over the next 10 years he subsequently advanced through a series of increasingly responsible positions at Yellow, its sister companies and the parent company before being named YRC Worldwide's CFO last year.


Mr. Schick joined Con-way in 1983 as controller and a member of the start-up team for the former Con-way Central Express, one of Con-way's original regional less-than-truckload carriers. He was named vice president and controller of Con-way Transportation Services, Inc. (CTS), now known as Con-

way Freight, in 1989, and became Con-way Inc.'s chief financial officer in

2005.  He has more than 30 years of financial experience and is a certified public accountant. Prior to joining Con-way, Mr. Schick spent five years with

Wabash National Corporation, a trailer manufacturing concern, as its assistant controller. He previously worked in financial planning and analysis positions for Motorola Corporation.  A native of Chicago, Ill., Mr. Schick holds a bachelor's degree from Marquette University and an MBA from

Northwestern University.


Con-way Inc. (NYSE:CNW) is a $4.7 billion freight transportation and logistics services company headquartered in San Mateo, Calif. A diversified transportation company, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload and

Menlo Worldwide Logistics. These operating units provide high-performance,

day-definite less-than-truckload and full truckload and multimodal freight transportation, as well as logistics, warehousing and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at

www.con-way.com.